INDEX


Clause No.               Heading             Page No.
_________                _______             _________

1.             Interpretation                       2

2.             Floating Charge                     12

3.             Restrictions on dealing             13

4.             Undertaking                         13

5.             Enforcement                         16

6.             Office of Receiver                  17

7.             Application of Enforcement Monies   18

8.             Release                             19

9.             Protection of Security              19

10.            Further Assurance                   21

11.            Mandate and Attorney                21

12.            Expenses                            21

13.            Indemnity                           22

14.            Liability of Collateral Agent and   22
               Receiver

15.            Avoidance of Payment                23

16.            Notices                             23

17.            Payments                            23

18.            Governing Law                       24

19.            Consent to Registration etc.         4

                    FLOATING CHARGE

                                   by

(1)  TEREX  EQUIPMENT  LIMITED  incorporated  under  the  law of  Scotland  with
     registered   number  SCO86323  whose  registered   office  is  at  Newhouse
     Industrial Estate, Newhouse, Motherwell, Lanarkshire, ("the Company")

                               in favour of

(2) UNITED STATES TRUST COMPANY OF NEW YORK, of 114 West 47th Street, New York, New York 10036, acting as Trustee (as defined below) for itself and the other Secured Parties (as defined below) (the "Collateral Agent", which expression shall include any successor Trustee appointed under the applicable provisions of the Indenture (as defined below))

                                 W H E R E A S:


     (A) The Company is a wholly owned subsidiary of Terex Corporation, a Delaware Corporation (the "Parent").

     (B) The Parent has agreed to issue US $250,000,000 13 1/4% Senior Secured Notes due 2002 (the "Securities") pursuant to an Indenture (the "Indenture") dated as of 9 May 1995 between the Parent, the Guarantors (as therein defined) and United States Trust Company of New York acting as Trustee for the benefit of the holders of the Securities from time to time.

     (C) The Parent and certain of its subsidiaries have entered into a Purchase Agreement under which certain purchasers have agreed to purchase the Securities subject to certain conditions: one of those conditions is that the Company enters into this Instrument.

     (D) The Board of Directors of the Company is satisfied that entering into this Instrument is to the benefit of the Company and its business.

     (E) The Collateral Agent has agreed to hold the floating charges created by this Instrument for the benefit of itself and the other Secured Parties (as hereafter defined).

NOW IT IS HEREBY PROVIDED AND DECLARED THAT:-

1.   Interpretation

     1.1 In this Instrument unless otherwise specified or the context otherwise so requires:-

          "the Act" means the Companies Act 1985;

          "Administration" means  administration under Part II of the Insolvency
               Act;

          "Charge" means the security (or any part thereof) created, or which may at any time be created, by or pursuant to this Instrument;

          "Collateral" means all of the property (including uncalled capital) of the Company which is or may be from time to time while this Instrument is in force the subject of the floating charges created by Clause 2;

          "Encumbrance" includes any standard security, mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance of any kind, any assignation in the nature of security with a provision for reassignment or retrocession, any deed of trust or trust arrangement, any conditional sale or retention of title agreement or arrangement or any other agreement or arrangement having or intended to have the effect of constituting a right in security;

          "Event of Default" bears the meaning ascribed to it in the Indenture;

          "Financing Documents" means each and every one of:

               (1)  the New Security Documents;

               (2)  the Purchase Agreement; and

               (3)  the Indenture

          "Group" means the Company and the subsidiaries of the Company from time to time, or any of them as the context requires;

          "Holders" means each and every person in whose name the Securities are registered from time to time and at any relevant time and "Holder" shall mean any one of those persons;

          "Indebtedness" bears the meaning ascribed to it in the Indenture;

          "Insolvency Act" means the Insolvency Act 1986;

          "Interest Rate" means 1% per annum in excess of the then applicable interest rate on the Securities (as set out in paragraph 1 of the Securities);

          "New Security Documents" means each and every one of:


               (i)  this Instrument; and

               (ii) the  Standard   Security   dated  of  even  date  with  this
                    Instrument granted by the Company to the Collateral Agent over the Property; and

               (iii) the Ranking Agreement;

               and each and every other document from time to time entered into in favour of the Secured Parties (or any of them) for the purpose of providing security for the Secured Obligations;

          "Permitted  Encumbrances"  means  (i)  Encumbrances  in  favour of the
               Parent and/or its Restricted Subsidiaries other than with respect to intercompany Indebtedness, (ii) Encumbrances on property of a person existing at the time such person is acquired by, merged into or consolidated with the Company or any Restricted Subsidiary, provided, however, that such Encumbrances were not created in contemplation of such acquisition and do not extend to assets other than those subject to such Encumbrances immediately prior to such acquisition, (iii) Encumbrances on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary, provided, however, that such Encumbrances were not created in contemplation of such acquisition and do not extend to assets other than those subject to such Encumbrances immediately prior to such acquisition, (iv) Encumbrances incurred in the ordinary course of business in respect of Hedging Obligations (as defined on the Indenture), (v) Encumbrances to secure Indebtedness for borrowed money of the Company or any of its subsidiaries in favor of the Parent or any wholly owned Subsidiary (as defined in the Indenture), (vi) Encumbrances (other than pursuant to environmental laws) to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business, (vii) Encumbrances existing on the date hereof, (viii) Encumbrances for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested or remedied in good faith by appropriate proceedings promptly instituted and diligently concluded, provided, however, that any reserve or other appropriate provision as may be required in conformity with generally accepted accounting principles has been made therefor, (ix) Encumbrances arising by reason of any judgment, decree or order of any court with respect to which the Company or any of its Restricted Subsidiaries is then in good faith prosecuting an appeal or other proceedings for review, the existence of which judgment, order or decree is not an Event of Default under the Indenture or this Instrument, (x) Encumbrances consisting of zoning restrictions, survey exceptions, utility easements, licenses, rights of way, rights of access or other servitudes, or easements of ingress or egress over property of the Company or any of its Restricted Subsidiaries, real conditions affecting the use of the heritable property of the Company or any of its Restricted Subsidiaries, minor defects in title, landlord's and lessor's liens or hypothec under leases on property located on the premises rented, mechanics' liens, vendors' liens, and similar encumbrances, rights or restrictions on moveable or heritable property, in each case not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries, (xi) Encumbrances and priority claims incidental to the conduct of business or the ownership of properties incurred in the ordinary course of business and not in connection with the borrowing of money or the obtaining of advances or credit, including, without limitation, liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, bids, and
               government   contracts  and  leases  and  subleases,   (xii)  any
               extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of Encumbrances described in clauses (i) to (xi) above, (xiii) any Encumbrance over Receivables or Stock and the proceeds thereof (and contract rights and general intangibles relating thereto) and to the extent not otherwise included in the definition thereof all cash held by or to the order of the Company or any of its subsidiaries or standing to the credit of the Company with bank or other financial institution and (xiv) Purchase Money Liens securing Purchase Money Indebtedness (as defined in the Indenture) incurred pursuant to Section 4.9(b)(iv) of the Indenture;

          "Permitted Financing" means any financing or funding to be provided to the Parent and/or any of its subsidiaries and/or the Company which is permitted pursuant to, and does not cause a breach of,
               Section 4.9 (b) (i) of the Indenture;

          "Permitted Security" means Permitted Encumbrances and the Encumbrances created by or pursuant to the New Security Documents (other than the Ranking Agreement);

          "Permitted Working Capital Permitted Financing; Financers" means any person providing

          "person"  includes  any  individual,   company,   corporation,   firm,
               partnership, joint venture, association, organisation, trust, state or agency of a state or any other entity (in each case whether or not having separate legal personality);

          "Purchase Money Liens" bears the same meaning ascribed to it in the Indenture;

          "Proceeds"  means  "proceeds"  as such  term  is  defined  in  Section
               9-306(1) of the UCC;

          "Property" means the heritable subjects owned by the Company at Newhouse Industrial Estate, Motherwell, Lanarkshire registered in the Land Register of Scotland under title number LAN 1461;

          "Ranking Agreement" means the agreement of that title entered into or to be entered into among the Company (1) Standard Chartered Bank
               (2) and the Collateral Agent (3) to regulate the ranking of certain Permitted Security;

          "Receivables"  means all rights to payment for goods sold or leased or services rendered, whether or not earned by performance and all rights in respect of the debtors relating thereto including all such rights constituted or evidenced by any document or instrument together with (a) any assets or collateral assigned, hypothecated or held to secure any of the foregoing and the rights under any security agreement granting a security interest in such assets or collateral, (b) all goods, the sale of which gave rise to any of the foregoing, including, without limitation, all rights in any returned or repossesed goods and unpaid seller's rights, (c) all guarantees, endorsements and indemn-ifications on, or of, any of the foregoing, (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith and (e) all rights under any policy or policies of insurance in respect thereof;

          "Receiver" means any administrative receiver, receiver and manager or receiver appointed in respect of the Collateral (whether pursuant to this Instrument, pursuant to any statute, by a Court or otherwise) and includes joint receivers;

          "Related Expenses" means all legal and other expenses (on a full indemnity basis) incurred by the Collateral Agent in enforcing the security created by this Instrument together with interest at the Interest Rate from two business days after the date on which they are demanded;

          "Restricted bears the meaning Subsidiary" ascribed to it in the Indenture;


          "Secured Obligations" means all moneys, debts and liabilities which now are or have been or at any time hereafter may be or become due, owing or incurred by the Parent to the Secured Parties (or any of them) under or in connection with the Financing Documents (whether present, future, actual or contingent and whether or not due, and whether incurred solely, severally and/or jointly, and whether as principal debtor, guarantor, surety or otherwise);

          "Secured Parties" means the Collateral Agent, the Trustee and each and every Holder and "Secured Party" means any one of those persons;

          "Stock" means all stock held by the Company for sale or lease or to be furnished under contracts of service and all raw materials, work in progress and materials used and to be used or consumed in connection with the business of the Company and/or its subsidiaries including, without limitation and in any event, all goods (whether such goods are in the possesion of the Company or a lessee, bailee or other person for sale, lease, storage, transit, processing, use or otherwise and whether consisting of whole goods, spare parts, components, supplies, materials or consigned or returned or repossessed goods) under any contract of supply or service;

          "Subsidiary" (1) of the Company means any subsidiary within the meaning of Section 736 of the Act and (2) of any other person means (i) a corporation or company a majority of whose capital stock or shares with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such person, by one or more subsidiaries of such person or by such person and one or more subsidiaries of such person or (ii) a partnership in which such person or a subsidiary of such person is, at the date of determination, a general partner of such partnership, or (iii) any other person (other than a corporation or a partnership) in which such person, a subsidiary of such person or such person and one or more subsidiaries of such person, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such person;

          "Tax(es)" includes any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed;

          "Trustee" means the United States Trust Company of New York as trustee under the Indenture;

          "UCC"means the Uniform  Commercial  Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the
               Collateral Agent's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions;

          "Wholly Owned Subsidiary" bears the meaning ascribed to it in the Indenture;

          "Winding-up"   of   a   person   also   includes   the   amalgamation,
               reconstruction, reorganisation, dissolution, liquidation, merger or consolidation of that person, and any equivalent or analogous procedure under the law of any jurisdiction (and a reference to the commencement of any of the foregoing includes a reference to the presentation of a petition to a court of competent jurisdiction or the passing of a valid resolution for or with a view to any of the foregoing).

     1.2 Each reference in this Instrument to a "fixed security" shall be construed as a reference to a fixed security as defined by sub-section
          (1) of Section 486 of the Act as in force at the date hereof.

     1.3 Unless any provision of this Instrument or the context otherwise requires, any reference herein to any statute or any section of any statute shall be deemed to include a reference to any modification, extension or re-enactment thereof for the time being in force and instruments, orders and regulations then in force and made under or deriving validity from the relevant statute or section.

     1.4 In this Instrument the singular includes the plural and vice versa and the plural includes all or any. Clause headings are for ease of reference only.

     1.5 Any reference in this Instrument to a document of any kind whatsoever is to that document as amended or supplemented or varied or novated or substituted from time to time.

     1.6 Except to the extent that the context requires otherwise, any references herein to this "Instrument" shall be construed as a reference to this Floating Charge as amended or supplemented from time to time and shall include any document which amends or bears to be supplemental to, or is entered into by the Company pursuant to or in accordance with the terms of this Instrument and any reference herein to a Clause, sub-Clause, Schedule or part of a Schedule shall, except to the extent that the context requires otherwise, be construed as a reference to a Clause, sub-Clause, Schedule or part of a Schedule of this Instrument (as the case may be).

2.   Floating charge

     2.1 The Company as beneficial owner and as continuing security for the payment and discharge of the Secured Obligations HEREBY GRANTS in favour of the Collateral Agent a floating charge over the whole of the property (including uncalled capital) which is or may be from time to time while this Instrument is in force comprised in the property and undertaking of the Company other than:

          (a) Receivables and the proceeds thereof (and contract rights relating thereto) and, to the extent not otherwise included in the definition thereof, all cash held by or to the order of the Company or standing to the credit of the Company with bank or other financial institution;

          (b)  Stock; and

          (c) any Equipment or Fixtures (both as defined in the Indenture) acquired by the Company with the proceeds of Purchase Money Obligations (as defined in the Indenture) permitted under the terms of the Indenture, which Equipment or Fixtures are subject to Purchase Money Liens (as defined in the Indenture) permitted under the terms of the Indenture, if, and for so long as, the agreements governing the terms of such Money Purchase Obligations and Purchase Money Liens prohibit the grant by the Company of such Encumbrance on the assets so acquired.

     2.2 The Company as beneficial owner and as continuing security for the payment and discharge of the Secured Obligations HEREBY GRANTS in favour of the Collateral Agent a floating charge over the Stock.

     2.3 Notwithstanding anything contained in this Instrument to the contrary if the Company wishes to grant a Permitted Encumbrance to any Permitted Working Capital Financer over the Stock or any part thereof, the Collateral Agent agrees that it shall:-

          (i) as soon as practicable after its receipt of a written request from the Company (acting reasonably) and in any event prior to the grant of such Permitted Encumbrance, as required by the Permitted Working Capital Financer either (a) release some or all of the Stock from the floating charge hereby created to the extent required by such Permitted Working Capital Financer or (b) agree to postpone its security so as to rank after any security to be granted to the Permitted Working Capital Financer; and

          (ii) if so required by such Permitted Working Capital Financer, enter into any ranking agreement or other document (in terms reasonably satisfactory to the Collateral Agent) consistent with, and which is required to give effect to, the provisions of Clause 2.3(i).

     2.4 The Charges contained in this Clause 2 shall, subject to Section 464(2) of the Act, the provisions of the Ranking Agreement and the provisions of this Instrument, rank in priority to any fixed security which shall be created by the Company over the Collateral or any of it after the date of this Instrument, (other than a fixed security in favour of the Collateral Agent) and to any other Encumbrance over the Collateral or any of it created by the Company.

3.   Restrictions on dealing

The Company will not, and will procure that none of its Restricted Subsidiaries will, create or permit to subsist any Encumbrance on the whole or any part of the respective present or future assets of the Company or such Restricted Subsidiary whether ranking or purporting to rank prior, pari passu or postponed to the Charge other than any of the following which, for the avoidance of doubt, may rank prior to the Charge:

     (a)  any fixed security granted in favour of the Collateral Agent;

     (b)  the Permitted Security;  and

     (c)  any Permitted Encumbrance.

4.   Undertakings

     4.1 The Company hereby undertakes to and covenants with the Collateral Agent that it will, and will procure that each of its subsidiaries will, at all times during the continuance of the Charge:-

          (a) keep the whole of its property and assets in sufficient repair and all plant and machinery, or other moveable property in sufficient working order and condition for the efficient conduct of its business and, where necessary, renew and replace the same as and when the same become obsolete, worn out or destroyed;

          (b) insure and keep insured such of its property and assets as comprise heritable, real, freehold and leasehold, moveable and personal property and effects of every description with underwriters, insurance companies or other insurers acceptable to the Collateral Agent against loss or damage by fire and such other contingencies and risks as are customarily insured against by reputable and prudent companies in the same or similar businesses or may reasonably be required by the Collateral Agent in amounts and on terms (other than in respect of product liability if self-insured by the Company or the Parent) reasonably acceptable to the Collateral Agent in the joint names of the Collateral Agent and the Company or as the Collateral Agent may require with the interest of the Collateral Agent noted or endorsed on the policy or policies;

          (c) (unless the insurance to which such policy or policies relate either (i) is subject to any Permitted Encumbrance or (ii) was effected by a landlord or other third party with the respective interests of the Company or such subsidiary and the Collateral Agent endorsed or noted thereon in a manner satisfactory to the Collateral Agent) upon request from the Collateral Agent deposit with the Collateral Agent (or with some third party approved by the Collateral Agent upon terms that the third party holds the same to the Collateral Agent's order) such policies of insurance as may reasonably be required by the Collateral Agent;

          (d) duly and promptly pay all premiums and other sums necessary for maintaining and enforcing the insurances referred to in Clause 4.1(b) and produce the receipts therefor or other evidence of payment to the Collateral Agent within fourteen days of being requested by the Collateral Agent so to do, and not do anything or omit to do anything which will render any such insurances void or voidable and to the extent reasonably practicable ensure that every such policy of insurance contains a standard mortgage clause whereby such insurance will not be invalidated, vitiated or voidable as against the Collateral Agent by reason of any misrepresentation, act, neglect or non- disclosure on the part of the insured; and

          (e) notify the Collateral Agent immediately in the event of it becoming aware of any creditor or other person executing or using or commencing any diligence against the Company or such subsidiary or in respect of any of its assets wherever situated;

     4.2 If the Company fails to perform any of its obligations hereunder to keep, or to procure that each of its subsidiaries shall keep, its respective property and assets in sufficient state of repair and working order or to effect and keep up any insurance policy or to produce to the Collateral Agent any such policy or receipt, the Collateral Agent may, but shall not be obliged to, repair and maintain any such property or assets or as the case may require, effect or renew any such insurance as the Collateral Agent shall thank fit or take such other action as the Collateral Agent shall deem appropriate to remedy such failure and any sum or sums so expended by the Collateral Agent shall be repayable by the Company to the Collateral Agent on demand together with interest at the Interest Rate from the date of payment by the Collateral Agent as aforesaid.

     4.3 All money which may at any time be received or receivable under any insurances taken out or effected by or on behalf of the Company or any of its subsidiaries in connection with the Collateral and other than in respect of third party liability insurance ("Insurance Proceeds") shall at any time after an Event of Default has occurred and is continuing be paid to the Collateral Agent and pending such payment shall be held in trust for the Collateral Agent.

     Unless an Event of Default shall have occurred and shall be continuing and subject to the terms of any fixed security in favour of the Collateral Agent and the Indenture, (i) all Insurance Proceeds shall be paid to the Company and (ii) the Company may invest such Insurance Proceeds in assets related to the business of the Company or its subsidiaries or otherwise apply such proceeds in the ordinary course of its business.

     4.4 In fortification of the security hereby granted and any further securities which may be granted by the Company in favour of the Collateral Agent the Company will, if the Collateral Agent so requires, deposit with the Collateral Agent all certificates, deeds and other documents of title or evidence of ownership in relation to all or any of its leasehold, heritable or freehold property and all documents of title to such of the incorporeal moveable property of the Company or any of its subsidiaries from time to time secured hereunder in relation to which there is a document of title.

     4.5 The Company warrants and represents to the Collateral Agent that during the period from the date of this Instrument until payment and discharge in full of all of the Secured Obligations the obligations of the Company under the Financing Documents shall (subject to any applicable bankruptcy or insolvency laws) constitute its legal, valid and binding obligations enforceable in accordance with their respective terms all of which are and shall throughout such period remain in full force and effect.


5.   Enforcement

     5.1 Subject to the provisions of the Insolvency Act, the Charge shall become immediately enforceable and the Collateral Agent shall be entitled by instrument in writing to appoint any person or persons (if more than one with power to act jointly and severally) to be a Receiver (or Receivers) of all or any part of the Collateral in the event of and either forthwith upon or at any time subsequent to:

          (a)  an Event of Default having occurred which is continuing; or

          (b) any request from the Board of Directors of the Company that a Receiver be appointed forthwith; or

          (c)  the   presentation   of  a   petition   for  the   making  of  an
               Administration order in relation to, or for the Winding-up, of the Company,

     and in addition, but without prejudice to the foregoing provisions of this sub-Clause, if any person so appointed as a Receiver shall be removed by a Court or shall otherwise cease to act as such, the Collateral Agent shall be entitled to appoint another person as Receiver in his place.

     5.2 A Receiver appointed under this Instrument shall have and be entitled to exercise all the powers conferred upon a Receiver by the Insolvency Act and in addition to and without limiting these powers, such Receiver shall have the power to:-

          (a) implement and exercise all or any of the Company's powers and/or rights and/or obligations under any contract or other agreement forming a part of the Collateral;

          (b) make any arrangement or compromise which he shall think expedient or in respect of any claim by or against the Company;

          (c)  promote  or  procure  the   formation   of  any  new  company  or
               corporation;

          (d) subscribe for or acquire for cash or otherwise any share capital of such new company or corporation in the name of the company and on its behalf and/or in the name(s) of a nominee(s) or trustee(s) for it;

          (e) sell, feu, assign, transfer, exchange, hire out, grant leases of or otherwise dispose of or realise the Collateral or any part thereof to any such new company or corporation and accept as consideration or part of the consideration therefor in the name of the Company and on its behalf and/or in the name(s) of any nominee(s) or trustee(s) for it any shares or further shares in any such company or corporation or allow the payment of the whole or any part of such consideration to remain deferred or outstanding by way of loan or debt or credit;

          (f) sell, feu, assign, transfer, exchange, hire out, grant leases of or otherwise dispose of or realise on behalf of the Company any such shares or deferred consideration or part thereof or any rights or benefits attaching thereto;

          (g)  convene an extraordinary general meeting of the Company;

          (h)  acquire any property on behalf of the Company;

          (i) in respect of any assets of the Company situated in England and Wales, exercise in addition to the foregoing all the powers conferred by the Insolvency Act or any other enactment or under law on Receivers appointed in that jurisdiction; and

          (j) do all such other acts and things as he may consider necessary or desirable for protecting or realising the Collateral or any part thereof or incidental or conducive to any of the matters, powers or authorities conferred on a Receiver under or by virtue of or pursuant to this Instrument, and exercise in relation to the Collateral or any part thereof all such powers and authorities and do all such things as he would be capable of exercising or doing if he were the absolute beneficial owner of the same, and use the name of the Company for all and any of the purposes aforesaid.

     5.3 In the exercise of the powers hereby conferred any Receiver may sever and sell plant, machinery or other fixtures separately from the property to which they may be annexed.

6.   Office of Receiver

     6.1 Any Receiver appointed under Clause 5 shall be the agent of the Company for all purposes and subject to the provisions of the Insolvency Act and to the proviso to Clause 13 hereof the Company alone shall be responsible for his contracts, engagements, acts, omissions, defaults and losses and for liabilities incurred by him and for his reasonable remuneration and his costs, charges and expenses, and the Collateral Agent shall not incur any liability therefor (either to the Company or to any other person) by reason of the Collateral Agent making his appointment as such Receiver or for any other reason whatsoever.

     6.2 Any Receiver appointed under Clause 5 shall be entitled to reasonable remuneration for his services and the services of his firm appropriate to the responsibilities involved upon the basis of charging from time to time adopted by the Receiver.

7.   Application of Enforcement Monies

     7.1 All monies received by a Receiver shall be applied by him, subject to the claims of any creditors ranking in priority to or pari passu with the claims of the Collateral Agent under this Instrument, in the following order:-

          (a) in or towards payment of all costs, charges and expenses of or incidental to the appointment of the Receiver and the exercise of all or any of his powers, including his remuneration and all outgoings properly paid by and liabilities incurred by him as a result of such exercise;

          (b) in or towards satisfaction of the Secured Obligations in such order as the Collateral Agent may from time to time require; and

          (c) any surplus shall be paid to the Company or any other person entitled thereto.

     7.2 Nothing in this Instrument shall limit the right of the Receiver or the Collateral Agent (and the Company acknowledges that the Receiver and the Collateral Agent are so entitled) if and for so long as the Receiver or the Collateral Agent, in their discretion, shall consider it appropriate, to place all or any monies arising from the enforcement of the Charge into a suspense account (which account may be an account with the Collateral Agent), without any obligation to apply the same or any part thereof in or toward the discharge of any of the Secured Obligations.

     7.3 The Company authorises the Collateral Agent to apply (without prior notice) any credit balance (whether or not then due) to which the Company is at any time beneficially entitled on any account at, or any sum held to its order by, any office of the Collateral Agent in or towards satisfaction of all or any part of the Secured Obligations which are due and unpaid and for that purpose, to convert one currency into another. The Collateral Agent shall not be obliged to exercise any of its rights under this sub-Clause, which shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which it is at any time otherwise entitled (whether by operation of law, contract or otherwise).

     7.4 All moneys received by the Collateral Agent or any Receiver by virtue of this Instrument may be converted into such other currency as the Collateral Agent or any such Receiver (as the case may be) considers necessary or desirable to cover the Company's liabilities in that currency at the prevailing relevant rate of exchange (as conclusively determined by the Collateral Agent or such Receiver (as the case may be)) for the currency acquired against the currency in which those moneys were held.

8.   Release

The Collateral Agent may at any time release the Company from any or all of its obligations under or pursuant to this Instrument and/or all or any part of the Collateral from the security created by or pursuant to this Instrument upon such terms as the Collateral Agent may think fit but nothing in this Instrument does, shall constitute, or is intended to constitute a release of any of the Collateral.

9.   Protection of Security

     9.1 The security created by this Instrument shall be a continuing security notwithstanding any settlement of account or other matter or thing whatsoever and in particular (but without prejudice to the generality of the foregoing) shall not be considered satisfied by an intermediate repayment or satisfaction of part only of the Secured Obligations, and shall continue in full force and effect until all the Secured Obligations have been irrevocably satisfied in full.

     9.2 The security created by this Instrument shall be in addition to and shall not in any way prejudice or be prejudiced by any collateral or other security, right or remedy which the Collateral Agent may now or at any time hereafter hold for all or any part of the Secured Obligations.

     9.3 Neither the security created by this Instrument nor the rights, powers, discretions and remedies conferred upon the Collateral Agent by this Instrument or by law shall be discharged, impaired or otherwise affected by reason of:-

          (a) any present or future security, guarantee, indemnity or other right or remedy held by or available to the Collateral Agent being or becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Collateral Agent from time to time exchanging, varying, realising, releasing or failing to perfect or enforce any of the same; or

          (b) the Collateral Agent or any other Secured Party compounding with, discharging or releasing or varying the liability of, or granting any time, indulgence or concession to, the Company or any other person or renewing, determining, varying or increasing any accommodation or transaction in any manner whatsoever or concurring in accepting or varying any compromise, arrangement or settlement or omitting to claim or enforce payment from the Company or any other person; or

          (c) anything done or omitted which but for this Clause 9.3 might operate to exonerate the Company from the Secured Obligations or any of them; or

          (d) any legal limitation, disability, incapacity or other similar circumstance relating to the Company.

     9.4 The Collateral Agent shall not be obliged, before exercising any of the rights, powers or remedies conferred upon it by or pursuant to this Instrument or by law, to:-

          (a) take any action or obtain judgement or decree in any Court against the Company;

          (b)  make or file any claim to rank in a Winding-  Up of the  Company;
               or

          (c) enforce or seek to enforce any other security taken, or exercise any right or plea available to the Collateral Agent, in respect of any of the Company's obligations under the Financing Documents.

     9.5 No failure on the part of the Collateral Agent to exercise and no delay on its part in exercising any right, remedy, power or privilege under or pursuant to this Instrument or any other document relating to or securing all or any part of the Secured Obligations will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Instrument or any such other document are cumulative and not exclusive of any right or remedies provided by law.

     9.6 Each of the provisions in this Instrument shall be severable from one another and if at any time one or more of such provisions is or becomes or is declared null and void, invalid, illegal or unenforceable in any respect under any law or otherwise howsoever the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

     9.7 At any time after (1) the Collateral Agent receives or is deemed to be affected by notice whether actual or constructive of any subsequent Encumbrance (other than Permitted Security or a Permitted Encumbrance) or other interest affecting any part of the Collateral and/or the proceeds of sale thereof, or (2) the commencement of the Winding-up of the Company, the Collateral Agent may open a new account or accounts with the Company (whether or not it permits any existing account to continue). If the Collateral Agent does not open a new account it shall nevertheless be treated as if it had done so at the time, as the case may be, when it received or was deemed to have received such notice or the Winding-up commenced and as from that time all payments made to the Collateral Agent shall be credited or be treated as having been credited to the new account and shall not operate to reduce the amount for which this Instrument is security.

10.  Further Assurance

The Company shall promptly and at its own expense execute and do or give all such assurances, acts and things as the Collateral Agent may reasonably require for perfecting or protecting the security created by or pursuant to this Instrument over the Collateral or for facilitating the realisation of such assets and the exercise of all powers, authorities and discretions vested in the Collateral Agent or in any Receiver and shall, in particular, execute all fixed or floating charges, assignations, securities, transfers, dispositions and assurances of the Collateral whether to the Collateral Agent or to its nominee(s) or otherwise and give all notices, orders and directions which the Collateral Agent may think expedient.

11.  Mandate and Attorney

     11.1 The Company hereby irrevocably appoints the Collateral Agent and any Receiver to be its mandatory and attorney for it and on its behalf and in its name or otherwise to create or constitute, or to make any alteration or addition or deletion in or to, any documents which the Collateral Agent or Receiver may reasonably require for perfecting or protecting the title of the Collateral Agent or any Receiver to the Collateral or for vesting any of the Collateral in the Collateral Agent or any Receiver or the Collateral Agent's nominees or any purchaser and to re-deliver the same thereafter and otherwise generally to sign, seal and deliver and otherwise perfect any fixed security, floating charge, transfer, disposition, assignation, security and/or assurance or any writing, assurance, document or act which may be required or may be deemed proper by the Collateral Agent or any Receiver on or in connection with any sale, lease, disposition, realisation, getting in or other enforcement by the Collateral Agent or any Receiver of all or any of the Collateral and to collect and give a good discharge to insurers for all and any insurance monies payable to the Company.

     11.2 The Company hereby ratifies and confirms and agrees to ratify and confirm whatever any such mandatory or attorney shall do in the exercise of all or any of the powers, authorities and discretions referred to in this Clause 11.

12.  Expenses

     12.1 The Company binds and obliges itself for the whole expenses of enforcing the security hereby granted and the reasonable expenses of any discharge thereof.

     12.2 All costs, charges and expenses reasonably incurred and all payments made by the Collateral Agent or any Receiver hereunder in the lawful exercise of the powers hereby conferred whether or not occasioned by any act, neglect or default of theCompany shall carry interest from the date of the same being incurred or becoming payable at the Interest Rate. The amount of all such costs, charges, expenses and payments and all interest thereon and all remuneration payable hereunder shall be payable by the Company on demand and shall form part of the Secured Obligations. All such costs, charges, expenses and payments shall be paid and charged as between the Collateral Agent or any Receiver and the Company on the basis of a full and unqualified indemnity.

13.  Indemnity

The Collateral Agent, every Receiver and every attorney, manager, agent or other person appointed by the Collateral Agent or any such Receiver in connection herewith shall be entitled to be indemnified out of the Collateral in respect of all costs, charges, liabilities and expenses incurred by them or him in the execution or purported execution of any of the powers, authorities or discretions vested in them or him pursuant hereto and against all actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted relating to the Collateral together with interest thereon at the Interest Rate from the date of the same being incurred or becoming due until payment in full and any Receiver may retain and pay all sums in respect of the same out of any moneys received under the powers hereby conferred: PROVIDED THAT there shall be excluded from the scope of the foregoing indemnity in favour of any person, all losses, costs and expenses and all actions, proceedings, claims and demands caused by the fraud, negligence or wilful default of such person.

14.  Liability of Collateral Agent and Receiver

     14.1 The Collateral Agent shall not in any circumstances (either by reason of taking possession of the Collateral or for any other reason whatsoever):-

          (a) be liable to account to the Company or any other person for any thing except the Collateral Agent's own actual receipts which have not been distributed or paid to the Company or the persons entitled or at the time of payment believed by the Collateral Agent to be entitled thereto; or

          (b) be liable to the Company or any other person for any costs, charges, losses, damages, liabilities or expenses arising from or connected with any realisation of the Collateral or the conversion of one currency to another except to the extent that they shall be caused by the Collateral Agent's own fraud, negligence or wilful misconduct or that of its officers or employees.

     14.2 The Collateral Agent shall not by virtue of Clause 14.1 owe any duty of care or other duty to any person which it would not owe in the absence of that Clause.


     14.3 All the provisions of Clauses 14.1 and 14.2 shall apply, mutatis mutandis, in respect of the liability of any Receiver or any officer, employee or agent of the Collateral Agent or Receiver.

15.  Avoidance of Payment

No assurance, security, guarantee or payment which may be avoided under any law relating to bankruptcy, insolvency, Administration or Winding- up (including, without limitation, Sections 238 to 245 of the Insolvency Act) and no release, settlement, discharge or arrangement given or made by the Collateral Agent or any Receiver on the faith of any such assurance, security, guarantee or payment shall prejudice or affect the right of the Collateral Agent or any Receiver to enforce the security created by this Instrument to the full extent of the Secured Obligations.

16.  Notices

A demand or other communication to the Company hereunder shall be in writing signed by an officer, agent, authorised signatory or other official or employee of the Collateral Agent and may (without prejudice to any other mode of service or delivery) be served on the Company at any place or by post addressed to the Company at its Registered office as intimated to the Registrar of Companies from time to time and a demand or notice so addressed and posted shall be effective notwithstanding that it be returned undelivered.

17.  Payments

All sums due and payable by the Company under this Instrument shall be paid in full without set off or counter claim and free and clear of and (subject as provided in the next sentence) without deduction for or an account or any future or present Taxes. If:-

     (i) the Company is required by any law to make any deduction or withholding from any sum payable by the Company to the Collateral Agent under this Instrument; or

     (ii) the Collateral Agent is required by law to make any payment, on account of Tax (other than Tax on its overall net income) or otherwise on or in relation to any amount received or receivable by the Collateral Agent under this Instrument;

then the sum payable by the Company in respect of which such deduction, withholding or repayment is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction, withholding or repayment the Collateral Agent receives and retains (free from any liability in respect of any such deduction, withholding or payment) a net sum equal to the sum which it would have received and so retained had no such deduction, withholding or payment been made.

18.  Governing Law

This Instrument shall be construed and governed in all respects in accordance with the law of Scotland and the Company hereby irrevocably submits to the non-exclusive jurisdiction of the Scottish Courts.

19.  Consent to registration etc

A Certificate signed by any officer or agent or any authorised signatory of the Collateral Agent shall, save in the case of manifest error or a question of law, be sufficient to fix and ascertain the amount of the Secured Obligations at any relevant time and shall constitute a balance and charge against the Company, and no suspension of a charge or of a threatened charge for payment of the balance so constituted shall pass nor any sist of execution be granted except on consignation. The Company hereby consents to the registration of this Instrument and of any such Certificate for perservation and execution: IN WITNESS WHEREOF these presents are executed as follows:-

SUBSCRIBED for and on behalf
of TEREX EQUIPMENT LIMITED at
             on
1995 by
                      and

both directors thereof


 ........................... Director


 ........................... Director

     9th May 1995




     Floating Charge

     by

     Terex Equipment Limited
     (as Chargor)

     in favour of

     United States Trust
     Company of New York (as
     Collateral Agent)